UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

OpGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

708 Quince Orchard Road, Suite 205

Gaithersburg, MD 20878

(Address of Principal Executive Office) (Zip Code)

240-813-1260

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 14, 2015, OpGen, Inc. (the “Company”) completed the strategic acquisition of AdvanDx, Inc. (“AdvanDx”). Pursuant to the Merger Agreement, the Merger Sub merged with and into AdvanDx, with AdvanDx surviving as a wholly owned subsidiary of the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware. Under the terms of the Merger Agreement, the merger consideration consisted of an aggregate 681,818 shares of the Company's common stock (the "Merger Consideration") which Merger Consideration was distributed in accordance with the liquidation preferences set forth in the AdvanDx Restated Certificate of Incorporation, as amended. The purpose of this Amendment No. 1 to the Current Report on Form 8-K filed with the SEC on July 14, 2015 is to provide (i) AdvanDx’s audited financial statements required by part (a) of Item 9.01 of Form 8-K and (ii) certain pro forma financial information required by part (b) of Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Audited consolidated financial statements of AdvanDx, Inc. as of and for the years ended December 31, 2014 and 2013, and unaudited interim condensed consolidated financial statements of AdvanDx, Inc. as of June 30, 2015, and for the six month periods ended June 30, 2015 and 2014 are attached as Exhibit 99.1 to this Amendment No. 1 and are incorporated into this Item 9.01(a) by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information as of June 30, 2015 and for the year ended December 31, 2014 and for the six months ended June 30, 2015 is attached as Exhibit 99.2 to this Amendment No. 1 and is incorporated into this Item 9.01(b) by reference.

(d)	Exhibits

23.1	Consent of CohnReznick LLP
99.1	Audited consolidated financial statements of AdvanDx, Inc. as of and for the years ended December 31, 2014 and 2013 and unaudited interim condensed consolidated financial statements of AdvanDx, Inc. as of June 30, 2015 and for the six month periods ended June 30, 2015 and 2014
99.2	Unaudited pro forma condensed combined financial data as of June 30, 2015 and December 31, 2014, for the six months period ended June 30, 2015, and for the year ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
Timothy C. Dec Chief Financial Officer

Date: September 28, 2015